Exhibit 10.9

SENIOR SECURED PROMISSORY NOTE

$___________________	_______, 2016

FOR VALUE RECEIVED, ECOSPHERE DEVELOPMENT COMPANY LLC, a Washington limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of _______________, a ________________ company (the “Lender”), at the offices of Lender at _____________________________, or at such other place as the Lender or any holder hereof may from time to time designate, the principal sum of ________________________ in lawful money of the United States of America.   The due date of this Promissory Note (the “Note”) shall be on a date which is 59 months after the First Payment Date or earlier as hereinafter provided, together with interest as set forth herein and all other Obligations.  In no event shall the First Payment Date be later than May 15, 2017. The First Payment Date  means a day four months after the later of the date that Galaxy Groves, LLC  (“GG”)  receives a certificate of occupancy from the local authorities and the issuance of a license to grow marijuana from the Washington Liquor Control Board. This Note evidences loans advanced for the benefit of the Borrower on or about the date hereof, and all other Obligations (as hereinafter defined).

1.

Payments.

(a)  Borrower hereby promises to pay interest to Lender on the unpaid principal balance hereof and on all other outstanding Obligations hereunder at an interest rate equal to fifteen Percent (15%) per annum.  All computations of interest shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day as well as the date of payment) occurring in the period for which such interest is payable.  Such interest shall accrue from and after the date hereof and be paid in lawful money of the United States of America at said office or place on the due date , or earlier as hereinafter provided.  Immediately upon the occurrence of an Event of Default and until this Note has been paid in full, without notice by Lender, all Obligations outstanding hereunder shall accrue interest at a rate equal to nineteen percent (19%) per annum.  Any payment of interest or any other Obligation that becomes due on a day that is not a Business Day shall become due on the next following Business Day.  Notwithstanding the foregoing, interest payable upon and after the occurrence of an Event of Default, together with principal and all other Obligations, shall be payable upon demand (provided, that, upon the occurrence of any Event of Default described in Sections 5(b), 5(c) and 5(d) of this Note, all Obligations shall automatically become immediately due and payable).

(b)  Commencing on the First Payment Date, and thereafter on the first day of every month for 59 additional months, Borrower hereby promises to pay to Lender the amount of $29,166.67 in immediately available funds in respect of principal and interest payable under this Note; each such payment shall consist of $16,666.67 of principal and $12,500.00 of interest.  Payments of principal and interest due and payable hereunder and not paid when due shall be added to principal and interest thereon shall compound annually.

2.

Security.  All Obligations outstanding from time to time shall be secured by the Collateral, as such term is defined in the Security Agreement.

3.

Costs and Expenses.  From and after the date hereof, Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the administration, collection, liquidation, enforcement and defense of the Obligations, Lender’s rights in the Collateral, this Note, the other Loan Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:  i) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); ii) costs and expenses and fees for insurance premiums, appraisal fees and search fees, together with Lender’s customary charges and fees with respect thereto; iii) costs and expenses of preserving and protecting the Collateral; iv) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Note and the other Loan Documents or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and legal and other consultations concerning any of the foregoing matters); and v) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

4.

Further Assurances.  At the request of Lender at any time and from time to time, Borrower shall, at Borrower’s expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Note or any of the other Loan Documents, including, without limitation to reform this Note to re-confirm any payment obligation that is found to be invalid or unenforceable, in a manner such that it becomes valid and enforceable.

5.

Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)

 Borrower fails to pay any of the Obligations when due, or fails to cure any default under or breach of any of its obligations under the Loan Documents within 30 days notice by the Lender of the occurrence of such default or breach;

(b)

Borrower (i) makes an assignment for the benefit of creditors, (ii) makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the indebtedness due to them, (iii) fails to generally pay its debts as such debts become due, (iv) admits in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, (v) institutes or has instituted against it any proceeding seeking (A) the possession, foreclosure, seizure, retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of its assets, (B) to adjudicate it a bankrupt or insolvent, (C) any liquidation, winding-up, reorganization (in each case, other than as specifically permitted hereunder), arrangement (other than as specifically permitted hereunder), protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, incorporation  law or relief of debtors including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors, or (D) the entry of an order for relief or the appointment of a receiver, trustee, interim receiver, receiver and manger, liquidator, custodian, sequestrate or other similar official for it or for any substantial part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, interim receiver, receiver and manager, liquidator, custodian, sequestrator or other similar official for it or for any substantial part of its assets) shall occur, or (vi) its board of directors or other applicable governing body adopts any resolution or otherwise authorizes action to approve any of the foregoing actions;

(c)

a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or other insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(d)

a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or other insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower for all or any part of its property;

(e)

any material provision hereof or of any of the other Loan Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Loan Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Loan Documents shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(f)  the maturity of indebtedness of the Borrower aggregating in excess of $50,000 is accelerated or declared to be due in advance of its then maturity date; or

(g) the failure of any of the Grower Agreements to be in full force and effect.

6.

Remedies.

(a)

At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Note, the other Loan Documents, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Lender hereunder, under any of the other Loan Documents, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower.  Lender may at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral or any other collateral.

(b)

Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may upon notice to Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 5(b), 5(c) and 5(d) of this Note, all Obligations shall automatically become immediately due and payable).

(c)

Without limiting the foregoing, or any of the Lender’s rights under the Security Agreement, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion (i) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral and/or (ii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower.

(d)

 Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses as set forth in Section 3 hereof.

7.

Waivers.

(a)

Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Note, any other Loan Documents, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting Lender’s gross negligence or willful misconduct relating to this Note or the Loan Documents.  In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Note or the other Loan Documents.  Borrower:  (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Note or any of the other Loan Documents and (ii) acknowledges that in entering into this Note and the other

Loan Documents, Lender is relying upon, among other things, the waivers and certifications set forth in this Section and elsewhere herein and in the other Loan Documents.

(b)

Borrower (i) waives diligence, demand, presentment, protest and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral, this Note and/or any of the other Loan Documents, except such as are expressly provided for herein, (ii) agrees that it will not be necessary for Lender to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent.  The pleading of any statute of limitations as a defense to any demand against Borrower is expressly hereby waived by Borrower.  No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

(c)

Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by Lender as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(d)

Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Note, any of the other Loan Documents, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

8.

Amendments and Waivers.

Neither this Note nor any other Loan Documents nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Lender, and as to amendments to any of the Loan Documents, also by Borrower and such amendment, waiver, discharge or termination shall be effective and binding as to Lender only in the specific instance and for the specific purpose for which given.

9.

Interpretive Provisions.

(a)

All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Note.

(b)

All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)

All references to Borrower or Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)

Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Loan Documents, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

11.

Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrower:	Ecosphere Development Company LLC 3515 SE Lionel Terrace Stuart, FL 34997 Attn: Manager Telephone No.: 772-287-4846 Fax: 772-781-4778
If to Lender:	________________ ________________ ________________ Telephone No.: _____________ Fax: _______________

12.

Miscellaneous.

(a)

Partial Invalidity.  If any provision of this Note is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Note as a whole, but this Note shall be construed as though it did not contain the particular provision held to be invalid or unenforceable, reformed as provided in Section 4 hereof if appropriate, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(b)

Successors.  This Note and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by Lender and Borrower and their respective successors and assigns, except that Borrower shall not assign any of its rights under this Note and the other Loan Documents without the prior written consent of Lender.  Any such purported assignment without such express prior written consent of Lender shall be void.  Lender may assign all or a portion of the rights and Obligations evidenced by this Note at any time, each of which assignees shall become a party to this Note as a lender by execution of an assignment and acceptance and to the extent that rights and Obligations hereunder have been assigned to such assignee pursuant to such assignment and acceptance such assignee shall have the rights and Obligations of Lender hereunder and the assigning Lender shall, to the extent that rights and Obligations hereunder have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under this Note.

(c)

Entire Agreement.  This Note, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Note and any schedule or exhibit hereto, the terms of this Note shall govern.

(d)

Prepayment.  This Note may not be prepaid in whole or part at any time.

(e)

Setoff.

Upon the occurrence and during the continuation of any Event of Default, Lender shall have the right, but not the obligation to setoff against this Note any monetary obligations owed by Lender to Borrower, if any.

13.

Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver; Notice

(a)

The validity, interpretation and enforcement of this Note and the other Loan Documents and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Washington (without giving effect to principles of conflicts of law).

(b)

Borrower irrevocably consents and submits to the non-exclusive jurisdiction of the Washington State Courts located within Seattle, Washington and the United States District Court located therein, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Loan Documents or in any way in connection with or related or incidental to the dealings of Borrower and Lender in respect of this Note or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrower and Lender or the conduct of such persons in connection with this Note or any of the other Loan Documents shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or any of its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on such assets or to otherwise enforce its rights against Borrower or any of its property).

(c)

Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s option, by service upon Borrower in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

(d)

BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION:

(i)

ARISING UNDER THIS NOTE AND/OR THE OTHER LOAN DOCUMENTS, OR

(ii)

IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN BORROWER AND LENDER IN RESPECT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

BORROWER HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE AND THE OTHER LOAN DOCUMENTS ARE A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE REGARDING THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWER’S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST BORROWER.  BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY LENDER, AND WAIVES ANY OBJECTION TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY THE LENDER.

(e)

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

14.

Definitions.  For purposes of this Note, the following terms shall have the respective meanings given to them below:

“Business Consulting Agreement” shall mean that certain Business Consulting Agreement dated as of the date hereof by and between Borrower and the Lender, as amended, restated, supplemented and/or otherwise modified from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, so long as it is a day on which Lender is open for the transaction of business.

“Collateral” shall mean the “Collateral” as defined in the Security Agreement.

“Default” shall mean the occurrence of an event that would be an Event of Default but for the passage of time or the giving of notice, or both.

“Grower Agreements” means the Sublease Agreement, the Equipment Lease Agreement, the Technology License Agreement and the Ecosphere Development Company Consulting Services Agreement (collectively the “Grower Agreements”), each dated June 22, 2016 and between Borrower and Galaxy Groves, LLC, a Washington limited liability company (“GG”).

“Loan Documents” shall mean, collectively, this Note, the Note Purchase Agreement, the Business Consulting Agreement, the Security Agreement and all other notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Note.

 “Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of the date hereof by and between Borrower and Lender, as amended, restated, supplemented and/or otherwise modified from time to time.

 “Obligations” shall mean any and all loans and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by any or all of Borrower to Lender that arises under this Note and/or any of the other Loan Documents, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code, or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.  For the avoidance of doubt, Obligations includes all payments required under the Business Consulting Agreement between the date of the Agreement and its termination date, January 1, 2048.

“Person” or “person” wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Security Agreement” shall mean that certain Security Agreement dated as of the date hereof by and between Borrower and Lender, as amended, restated, supplemented and/or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Washington, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Washington on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

WITNESS	ECOSPHERE DEVELOPMENT COMPANY LLC

By:
Name: Dennis McGuire, Sr.
Title: Chief Executive Officer of
Ecosphere Technologies, Inc., Sole Member

STATE OF FLORIDA

)

) ss.:

COUNTY OF MARTIN

)

On the ____ day of June in the year 2016 before me, the undersigned, personally appeared Dennis McGuire, Sr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Chief Executive Officer of Ecosphere Technologies, Inc., sole member of Ecosphere Development Company LLC.

____________________________

Notary Public